UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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The Goldfield Corporation

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The Goldfield Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2009

To Our Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held in the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, Florida 32901 on June 4, 2009 at 9:00 a.m. for the following purposes:

1. To elect seven directors to the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To transact such other business as may lawfully come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 23, 2009 will be entitled to vote at the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on June 4, 2009: Notice of Annual Meeting of Stockholders, our Proxy Statement, Proxy Card and our 2008 Annual Report are available at https://www.sendd.com/EZProxy/?project_id=152

By Order of the Board of Directors

Mary L. Manger Secretary

Melbourne, Florida

April 30, 2009

Your vote is important.

If you are unable to attend the meeting in person, you are requested by the Board of Directors of the

Company to date, sign, and return the enclosed proxy in the enclosed envelope as soon as possible. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may revoke your proxy and vote your shares in person.

The Goldfield Corporation

1684 West Hibiscus Boulevard

Melbourne, Florida 32901

(321) 724-1700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 4, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the “Company”), to be voted at the Annual Meeting of Stockholders of the Company to be held on June 4, 2009 at 9:00 a.m. and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on or about April 30, 2009.

RECORD DATE, STOCKHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

Only holders of record of outstanding shares of the Company at the close of business on April 23, 2009 will be entitled to vote at the Annual Meeting of Stockholders on June 4, 2009. As of April 23, 2009 the Company had outstanding 25,451,354 shares of common stock, par value $.10 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting other than the election of directors.

Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock registered in his name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A stockholder who wishes to vote by proxy and exercise his cumulative voting rights should advise the Board of Directors in writing how he wishes to have his votes distributed among the nominees for directors. Such written instructions should accompany the proxy card or cards to which they relate.

The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the Annual Meeting will be filled by the seven nominees receiving the seven highest number of votes. Approval of the proposal ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

This solicitation is made on behalf of the Board of Directors of the Company. For a description of the expenses incurred by the Company in connection with this solicitation, see “Additional Information” below.

You are requested to sign, date and return the enclosed proxy in the postage-paid envelope provided. If the proxy is signed with a voting direction indicated, the proxy will be voted according to the direction given. If the proxy is signed and no direction is given with respect to a proposal, the proxy will be voted as follows with respect to any such proposal:

1. FOR the election of the nominees for director named herein; and

2. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2009.

3. In their discretion, John H. Sottile and Mary L. Manger will be authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.

Abstentions will be counted to determine the presence of a quorum. Abstentions will not affect the outcome of the election of directors and will have the effect of a vote against the ratification of the appointment of KPMG LLP. Shares represented by “broker non-votes” will also be counted for purposes of determining a quorum. Broker non-votes occur when nominees, such as brokers who hold shares on behalf of beneficial owners, do not receive timely voting instructions from beneficial owners and such shares are not voted. Broker non-votes will have no effect on the results of the votes on the election of directors or the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Revocation of Proxy

You may revoke the proxy at any time prior to its exercise by duly executing and returning a later dated proxy or by filing a written revocation bearing a later date with the Secretary of the Company. The proxy will also be revoked if you attend the meeting and vote in person.

PROPOSAL 1.

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, to serve for a term of one year or until their successors are elected and qualified.

Information About Nominees

Reference is made to the information set forth below under “Security Ownership of Certain Beneficial Owners and Management” as to the stock ownership of the nominees. The following information sets forth with respect to each nominee the office presently held by him with the Company or his principal occupation if not employed by the Company, the year in which he first became a director of the Company and his age.

Thomas E. Dewey, Jr., 76, has been a member of the Board of Directors since 2002. Mr. Dewey has served as Chairman of the Audit Committee since 2005. He is currently an investment banker with Dewey Devlin & King LLC. He was formerly a Founding Partner and later a Member of McFarland Dewey & Co., LLC, New York, New York from 1989 until 2004. Mr. Dewey has been a Trustee of Scripps Research Institute since 2001 and has served Lenox Hill Hospital as an active Trustee since 1959 and Chairman Emeritus since 1993. Mr. Dewey also served as Vice Chairman of the New York City Housing Development Corporation from 1972 to 1989.

Harvey C. Eads, Jr., 63, has been a member of the Board of Directors since 1999. Mr. Eads has served as Chairman of the Benefits and Compensation Committee since 2005. He has served on the Audit Committee since 2000. He has been a member of the Nominating and Benefits and Compensation Committees since 2001. Mr. Eads served as City Manager of Coral Gables, Florida from 1988 to 2001 and during his tenure municipal bonds of Coral Gables earned AAA Bond Ratings from both Standard and Poor’s and Moody’s. He has been a commercial real estate investor since November of 2001 and served as interim Chief Operating Officer of Alpha-1 Foundation, a non-profit corporation, from February 2003 until July of 2003. Mr. Eads is a graduate and is certified by the UCLA Director Education and Certification Program accredited by ISS, a unit of RiskMetrics Group. Mr. Eads is a graduate of the University of Miami and earned a Master’s Degree from the University of Oklahoma.

John P. Fazzini, 64, has been a member of the Board of Directors since 1984. He has served on the Nominating Committee since 1999. Mr. Fazzini has also served on the Benefits and Compensation Committee since 1994. Mr. Fazzini served on the Audit Committee from 1985 to 2006. He is a real estate developer and has been President of Bountiful Lands, Inc., a real estate development corporation, since 1980. Mr. Fazzini currently serves on the United States Department of Agriculture Central Florida Resource Conservation and Development Council and has served on the Board of the Anasazi Wilderness Foundation in Mesa, Arizona since 1985.

Danforth E. Leitner, 68, has been a member of the Board of Directors since 1985. Mr. Leitner has served on the Nominating Committee since 1985 and currently serves as Chairman of this Committee. He has been a member of the Audit Committee since 1998 and the Benefits and Compensation Committee since 2001. Mr. Leitner founded The Leitner Company, a real estate sales and appraisal company in North Carolina, in 1983 and served as President until his retirement in May of 2002. He served on the Board of Equalization and Review in Henderson County, North Carolina for four years from 1999 to 2002. Prior to his move to North Carolina, Mr. Leitner was a Florida real estate broker and commercial real estate investor from 1973 to 1980.

Al M. Marino, 51, has been a member of the Board of Directors since 2001. He has served on the Audit Committee since 2002. Mr. Marino is currently a professional investor. Mr. Marino operated A. M. Marino Design in Massachusetts from 1986 to 2006, specializing in residential design. He is a graduate of Manhattan Technical Institute and the Boston Architectural Center with a five-year Professional Degree in Architecture. Mr. Marino holds a Massachusetts Construction Supervisors License.

Dwight W. Severs, 65, has been a member of the Board of Directors since 1998. He served as Secretary of the Company from 1999 until 2003. He has served as City Attorney for the City of Titusville, Florida since January 1999. Mr. Severs has been a Principal for the firm of Dwight W. Severs & Associates, P.A. (a law firm) since March of 1998 and has represented clients in environmental issues including EPA and enforcement issues, land development legal matters, permitting issues and land use litigation.

John H. Sottile, 61, Chairman of the Board of Directors, President and Chief Executive Officer, joined the Company as a Management Trainee in June of 1971 after graduation from the University of Miami. In September 1983, Mr. Sottile was elected to the Board of Directors and President of the Company and in 1985 was elected Chief Executive Officer. In June of 1998, Mr. Sottile was elected Chairman of the Board of Directors.

If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominee or nominees.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During 2007, the Board of Directors met four times. The Board of Directors has the following committees: an Executive Committee, an Audit Committee, a Benefits and Compensation Committee and a Nominating Committee.

The Executive Committee has and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are John H. Sottile (Chairman of the Committee), Harvey C. Eads, Jr. and Danforth E. Leitner. No meetings were held by the Executive Committee during 2008.

The Audit Committee, which monitors the activities of the Company’s independent registered public accounting firm and its accounting department and reports on such activities to the full Board of Directors, consists of Thomas E. Dewey, Jr. (Chairman of the Committee), Harvey C. Eads, Jr., Danforth E. Leitner, and Al Marino, all of whom are independent, as defined by the NYSE Amex listing standards. The Board of Directors has adopted a written charter which governs the Audit Committee. The Audit Committee Charter, which the Company is in compliance with, is available on the Company’s website at www.goldfieldcorp.com. During 2008, the Audit Committee held four meetings.

The Board of Directors has determined that Thomas E. Dewey, Jr., is an “audit committee financial expert,” as defined by the SEC, based on Mr. Dewey’s experience, training and education.

The Benefits and Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Benefits and Compensation Committee also administers The Goldfield Corporation 1998 Executive Long-term Incentive Plan (the “Executive Plan”) and has complete discretion in determining the number of shares subject to options granted to an employee eligible under the Executive Plan and in determining the terms and conditions pertaining to such options, consistent with the provisions of the Executive Plan. The members of the Benefits and Compensation Committee are Harvey C. Eads, Jr. (Chairman of the Committee), John P. Fazzini and Danforth E. Leitner. During 2008, the Benefits and Compensation Committee held two meetings. The Benefits and Compensation Committee Charter is available on the Company’s website at www.goldfieldcorp.com.

The Nominating Committee periodically considers the experience, talents, skills and other characteristics the Board of Directors as a whole should possess in order to maintain its effectiveness. The Nominating Committee recommends qualified candidates for election or appointment to the Board of Directors of the Company, including the slate of directors that the Board of Directors proposes for election by stockholders at the Annual Meeting. The candidates are evaluated based on their skills and characteristics relative to the skills and characteristics of the current Board of Directors as a whole. The minimum qualifications sought in candidates are integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interest of its stockholders, customers, employees, communities it serves and other affected parties. A third party consultant may be engaged, for a fee, to assist in identifying and evaluating candidates. Additional functions of the Nominating Committee are detailed in the Nominating Committee Charter which is available on the Company’s website at www.goldfieldcorp.com. The Nominating Committee consists of the following members: Danforth E. Leitner (Chairman of the Committee), Harvey C. Eads, Jr. and John P. Fazzini, all of whom are independent, as defined by the NYSE Amex listing standards. During 2008, the Nominating Committee held one meeting.

The Nominating Committee will consider written recommendations for nominees from stockholders. There are no differences in the manner in which the Nominating Committee evaluates nominees for director recommended by stockholders from those recommended by other sources. Such recommendations for the 2010 election of directors, together with a detailed description of the proposed nominee’s qualifications, other relevant biographical information and a method to contact the nominee should the Nominating Committee choose to do so, should be sent, prior to December 30, 2009, to: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. Each non-employee director receives an aggregate annual fee of $18,000, with $1,500 paid each month, and an additional $1,000 paid for each Board meeting attended in person. The chairman of the Audit Committee and of the Benefits and Compensation Committee receives an annual cash retainer payment of $3,500, payable in monthly installments. Non-employee directors receive $500 for attendance at a committee meeting by telephone. All committee members receive $500 for attendance at a committee meeting in person and $250 for attendance at a committee meeting by telephone. Directors are also reimbursed for travel and other out-of-pocket costs associated with their attendance at Board of Directors and Board Committee meetings.

The following table sets forth certain information with respect to the compensation of our non-management directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas E. Dewey, Jr.	26,250	26,250
Harvey C. Eads, Jr.	28,250	28,250
John P. Fazzini	23,500	23,500
Danforth E. Leitner	24,750	24,750
Al M. Marino	23,250	23,250
Dwight W. Severs	22,000	22,000

Compensation Committee Interlocks and Insider Participation

None.

Communication with Directors

Stockholders may communicate concerns with any director, committee or the Board of Directors by writing to the following address: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant director, committee or the full Board, as indicated in the correspondence.

Meeting Attendance

During 2008, all incumbent directors attended all meetings of the Board of Directors and of the committees on which they served. Directors are expected to attend the annual meeting of stockholders and all directors attended the last annual meeting.

Transactions with Related Parties

On November 30, 2007, the Company sold a condominium to the Chief Executive Officer of the Company at the current offering price of $474,900 for cash. This transaction was approved by the Audit Committee of the Company’s Board of Directors and was made under the same terms and conditions as would have been offered to an unrelated party.

Your Board of Directors unanimously recommends a vote “FOR” each of the nominees for re-election as a director.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Company has nominated the firm of KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2009, subject to the nomination being ratified by the Company’s stockholders. KPMG LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past 46 years.

A representative of KPMG LLP is expected to be present at this year’s Annual Meeting of Stockholders, at which time the representative will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of KPMG LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee of the Company.

Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2009, certain Common Stock ownership information regarding the directors and executive officers of the Company. As of March 31, 2009 two stockholders, Value Fund Advisors, LLC and John H. Sottile, were known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock. The address of each of the directors and executive officers is c/o The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Value Fund Advisors, LLC(3)	3,036,634	11.93%
15 East 5th Street Suite 2660 Tulsa, OK 74103
Thomas E. Dewey, Jr.	20,100	*
Harvey C. Eads, Jr.(4)	31,500	*
John P. Fazzini	21,950	*
Danforth E. Leitner	69,730	*
Al Marino(5)	908,000	3.57%
Dwight W. Severs(6)	32,200	*
John H. Sottile(7)	1,624,488	6.38%
Stephen R. Wherry	55,000	*
Robert L. Jones	400,000	1.57%
All Directors and Executive Officers as a group (9 in number):	3,162,968	12.43%

*	Less than 1%
(1)	All amounts have been determined as of March 31, 2009 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended and include holdings of spouses, children, step-children, parents, step-parents, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) living in the same household, even if beneficial ownership is disclaimed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after March 31, 2009.
(2)	In accordance with the rules of the SEC, the percentage shown in this column opposite the name of each person has been computed assuming the exercise of any options held by such person or group and that no exercises by others have occurred.
(3)	This information is based upon a Schedule 13D filed by Value Fund Advisors, LLC (“VFA”) and certain of its affiliates, with the Securities and Exchange Commission on December 5, 2007 and subsequent Form 4’s filed with the SEC. The VFA reporting entities are Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Charles M. Gillman. VFA has sole voting and dispositive power over 3,036,634 shares.
(4)	Includes 1,130 shares of Common Stock owned by Mr. Eads’ wife.

(5)	Includes 14,000 shares of Common Stock owned by Mr. Marino’s daughters. Also includes 600,000 shares of Common Stock owned by the estate of Melba Ford, Mr. Marino’s mother. Mr. Marino is the executor and one of the beneficiaries of the estate.
(6)	Includes 10,200 shares of Common Stock held by a Revocable Living Trust of which Mr. Severs is Trustee and Beneficiary.
(7)	Includes 140,400 shares of Common Stock owned by Mr. Sottile’s wife, Ann Sottile.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company’s review of the copies of such reports it has received, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of executive compensation program. Our executive compensation program, under the direction of the Benefits and Compensation Committee of the Board of Directors (the “Committee”), is designed to achieve the following objectives:

•	to align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	to attract, engage and keep key talent;

•	to provide competitive total compensation opportunities at acceptable cost, consistent with industry practice; and

•	to promote the Company’s vision, values, and business strategies.

Each year, the Committee conducts a full review of the Company’s executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Company’s performance and its executive compensation in the context of the compensation programs of other companies.

Benefits and Compensation Committee. The Committee is composed entirely of directors that the Board of Directors, in its judgment, has determined to have no material relationship to The Goldfield Corporation that would interfere with the exercise of independent judgment and to be independent under the listing standards of the NYSE Amex. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.

Internal Pay Equity. We do not use “internal pay equity” as a constraint on compensation paid to the Chief Executive Officer or other executives. Such systems typically put a ceiling on part or all of an executive’s compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Management and the Committee do not believe such arbitrary limitations are an appropriate way to make compensation decisions for executives. Instead, we rely on the judgment of the Committee, after considering recommendations from management, available market data and the evaluations of executive performance, in the context of a program that is weighed heavily in favor of performance-based compensation for executive officers.

Elements of Executive Compensation. Our Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. The key elements of our executive compensation program consist of base salary and the Performance-Based Bonus Plan. The Committee’s policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Sottile, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by our Company when determining each component of the applicable executive officer’s compensation.

Our Company’s executive compensation consists of the following:

•	Base salaries;

•	Performance based bonus plan;

•	Health and welfare benefits offered to all employees such as health insurance, life insurance and long-term disability;

•	Additional life insurance;

•	401(k) match;

•	Perquisite compensation including use of company owned vehicles and country club memberships; and

•	Termination benefits for the CEO only.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The incentives used by our Company are based on financial objectives of importance to the Company, including earnings growth and creation of shareholder value, as well as non-quantitative considerations. In addition, we base certain incentives on measures relating to individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

Base Salaries. Executive salaries are designed to attract and retain executive talent and to reward individual performance. Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies. Mr. Sottile’s base salary is normally determined in accordance with the provisions of the Company’s employment agreement with Mr. Sottile, which is described on page 13 of this Proxy Statement. However, in light of the national economic conditions, Mr. Sottile elected to waive for 2009 the increase defined in his employment agreement and to further decrease his salary by five percent, effective January 1, 2009. The details of this change to Mr. Sottile’s employment agreement is discussed on page 13 of this Proxy Statement.

Performance-Based Bonus Plan. On September 17, 2002, the Board of Directors adopted a Performance-Based Bonus Plan (the “Bonus Plan”), effective January 1, 2002. The Bonus Plan was established as a means of enhancing the Company’s continued growth and profitability through a performance-based compensation program that rewards superior performance. The Bonus Plan was designed to focus a select group of the Company’s executive officers, including Mr. Sottile, and key employees (the “Participants”) on the establishment and implementation of strategic plans that will help ensure the Company’s continued growth, profitability and achievement of superior results by linking a portion of their compensation to the success of the Company. Under the Bonus Plan, the Participants are eligible to receive a bonus, the amount of which is dependent upon the achievement of specific performance goals as determined by the Committee. In general, on an annual basis, the Committee sets performance goals which may include, but are not limited to: stockholder value, pre-tax net income, the participant’s contribution to achieving significant strategic objectives or in the case of subsidiaries, a percentage of the operating income of such subsidiary. For 2008, Mr. Sottile’s bonus award was limited to a maximum of 50% of his base salary, and his bonus was dependent upon the increase in Goldfield’s share price in 2008, the increase in Goldfield’s net income in 2008 and his overall executive performance in 2008, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. For 2008, Mr. Jones’ bonus award was calculated as a percentage of the pre-tax earnings of Southeast Power Corporation (“Southeast Power”), the Company’s electrical construction subsidiary, subject to adjustment for certain specified items, and was not dependent upon any other factors. Mr. Wherry’s bonus award was limited to a maximum of 30% of his base salary, and his bonus was dependent upon the increase in Goldfield’s net income in 2008 and his overall executive performance in 2008, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. For additional details on the target levels for the performance based bonus plans see Narrative Disclosure to Executive Compensation—Bonus and Non-Equity Incentive Compensation on page 13.

Health and Welfare Benefits. The Named Executive Officers described below under the heading Executive Compensation are eligible to participate in our health and welfare plans. These plans are generally available on the same basis to all of our regular employees who satisfy minimum eligibility requirements. The long-term disability plan benefits for the Named Executive Officers are similar to the long-term disability plan benefits for all of our regular employees except that the Named Executive Officers receive a benefit percentage of 66 and two-thirds compared to a benefit percentage of 60 for all other eligible employees. Both the life and AD&D insurance plans provide a benefit of $50,000 for all officers, full-time corporate headquarters personnel, project managers and operations managers.

Additional Life Insurance. In addition to the standard term life insurance benefit provided to all officers, full-time corporate headquarters personnel, project managers and operations managers noted above, the Company has provided a flexible premium adjustable life insurance policy to each of the Named Executive Officers under the terminated Employee Benefit Agreements as further described on page 13.

401(k) Match. The Named Executive Officers participate in the Company’s 401(k) Plan on the same terms and conditions as all other employees. The plan provides for an employer matching contribution of 50 percent of up to six percent of all eligible contributions.

Other Perquisite Compensation. Other perquisite compensation, which includes use of a company owned vehicle and country club memberships, are provided to executive officers based on their travel requirements and business development responsibilities. The Committee and the Board believe that given the customer-driven focus of the electrical construction and real estate development industries, club memberships and use of a company owned vehicle for specified employees, including the Named Executive Officers, are important to achieving our business objectives. The full cost of the company owned vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees is reported in the 2008 Summary Compensation Table and the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to each of the Named Executive Officers.

Termination Benefits. Our severance arrangement is intended to provide compensation and a fair financial transition for the Chief Executive Officer when an adverse change in his employment status is required due to the needs of the Company or as a result of certain unexpected corporate events. This arrangement also recognizes past contributions by the Chief Executive Officer, who is a long-tenured employee, if he should be asked to leave. These arrangements allow the Chief Executive Officer to focus on performance, and not on his personal financial situation, in the face of uncertain or difficult times or events beyond his control. If the Chief Executive Officer’s employment is terminated by the Company without cause, or if he terminates his employment for good reason (as defined by the contract), our Chief Executive Officer is entitled to receive, in addition to other benefits, a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. In the event of his permanent disability, we may terminate the Chief Executive Officer’s employment upon at least thirty days advance written notice; in which case, he or his estate will then be entitled to receive, in addition to other benefits, a lump sum cash amount equal to one times his average W-2 compensation for the preceding five calendar years preceding the calendar year of his disability and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination.

Compensation Decisions and Results. For the year ended December 31, 2008, the Committee conducted its annual review with the assistance of an outside compensation attorney, who is a partner at a firm which regularly provides advice to the Company on a variety of matters. The Committee met with this advisor as it deemed appropriate, independent of the Board of Directors and Company management, and the compensation attorney reported directly to the Committee. The annual review included a review of other proxy materials and the general knowledge of the market by each member of the Committee.

Compensation reviews for all executive officers, including Mr. Sottile, are conducted annually and compensation adjustments are made based upon the performance of the Company and of each executive officer, the executive officer’s potential, the scope of the executive officer’s responsibilities and experience, and base salaries for comparable positions at other companies. In assessing the factors described above when making salary adjustments, the Committee considers both financial and non-financial measures.

The Committee developed the individual and corporate goals and objectives relevant to the compensation of each of the Company’s executive officers in 2008, including John H. Sottile, Chairman, President and Chief Executive Officer, evaluated the executive officer’s performance in light of those goals and objectives, and recommended to the Board of Directors the appropriate 2008 compensation on the basis of those evaluations. The total compensation of Mr. Sottile and the Company’s other most highly compensated executive officers is detailed in the chart appearing on page 11 of this Proxy Statement. This process is designed to ensure consistency throughout the executive compensation program.

The specific criteria used by the Committee for fiscal year 2008 with respect to the executive officers were shareholder value, as measured by the Company’s stock price performance, earnings performance, and overall executive performance, a non-quantitative factor which the Committee assessed for each executive officer based upon the officer’s achievement of non-financial goals. Based on the recommendation of the Committee, on March 10, 2009, the Board of Directors approved an annual cash bonus award of $30,834 for Mr. Wherry, which was earned during 2008 and paid in 2009, pursuant to the Bonus Plan. Mr. Jones earned a bonus award in the amount of $68,754.92 during 2008 and paid in 2009, pursuant to the Plan. The criteria and methodology for determining Mr. Jones’ 2008 bonus were approved at the meeting of the Board of Directors held on March 18, 2008. Mr. Sottile requested that the Committee forego granting him a bonus award for 2008 and the Committee acceded to his request. The bonus awards for Messrs. Jones and Wherry were earned based upon the Committee’s assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2008.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Benefits and Compensation Committee of the Board of Directors of The Goldfield Corporation has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and, based on such review and discussions, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Harvey C. Eads, Jr., Chairman

John P. Fazzini

Danforth E. Leitner

EXECUTIVE COMPENSATION

Under rules established by the SEC, the Company is required to provide certain information concerning total compensation earned or paid to: (i) the current Chief Executive Officer and anyone who served in this capacity during fiscal 2008; (ii) the two other most highly compensated executive officers serving as of December 31, 2008; and (iii) up to two additional officers who would have been included, but for the fact they were not serving as executive officers at the end of fiscal year 2008 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John H. Sottile	2008	461,819	—	—	—	—	—	36,034	(2)	497,854
Chairman, President and Chief Executive Officer	2007	443,710	—	—	—	—	—	35,392	(3)	479,102

Stephen R. Wherry	2008	205,561	30,834	—	—	—	—	30,397	(2)	266,792
Senior Vice President, Treasurer and Chief Financial Officer	2007	197,500	29,625	—	—	—	—	30,583	(3)	257,708

Robert L. Jones	2008	135,713	—	—	—	68,755	—	38,596	(2)	243,064
President of Southeast Power	2007	127,885	—	—	—	34,945	—	27,174	(3)	190,004

(1)	Amounts reported were earned for the year, and paid in the subsequent year, in accordance with the terms of the Bonus Plan.
(2)	Amounts include (a) employer matching contributions to the Company’s Cash Deferred Profit Sharing Plan (the “401(k) plan”) ($6,900 for Mr. Sottile; $6,900 for Mr. Wherry; and $5,497 for Mr. Jones), (b) cost for use of a company-owned vehicle ($18,843 for Mr. Sottile; $19,980 for Mr. Wherry; and $19,597 for Mr. Jones), (c) cost of country club memberships paid by the company ($1,959 for Mr. Sottile; $1,959 for Mr. Wherry; and $5,374 for Mr. Jones), (d) the economic benefit related to the insurance policies under the terminated Employee Benefit Agreements as described on page 13 ($8,333 for Mr. Sottile; $1,558 for Mr. Wherry; and $6,867 for Mr. Jones) and (e) cost for use of Company purchased sporting events tickets ($1,260 for Mr. Jones). Starting in 2000, the Company no longer pays the premiums on these life insurance policies. Instead, the portion of the premium related to the cost of life insurance is satisfied from the existing cash surrender value of the policies.
(3)	Amounts include (a) employer matching contributions to the Company’s 401(k) plan ($6,750 for Mr. Sottile; $6,750 for Mr. Wherry; and $6,750 for Mr. Jones), (b) cost for use of a company-owned vehicle ($19,393 for Mr. Sottile; $20,469 for Mr. Wherry; and $11,876 for Mr. Jones), (c) cost of country club memberships paid by the company ($1,883 for Mr. Sottile; $1,883 for Mr. Wherry; and $4,162 for Mr. Jones), (d) the economic benefit related to the insurance policies under the terminated Employee Benefit Agreements as described on page 13 ($7,366 for Mr. Sottile; $1,481 for Mr. Wherry; and $3,726 for Mr. Jones) and (e) cost for use of Company purchased sporting events tickets ($660 for Mr. Jones).

Mr. Sottile and Mr. Wherry are all of the executive officers of the Company. Mr. Jones, 61, has served as President of the Company’s electrical construction subsidiary since September 1995. Mr. Jones previously served as Vice President of the Company’s electrical construction subsidiaries since 1981. Mr. Wherry, 51, has served as Treasurer, Assistant Secretary and Chief Financial Officer of the Company since 1988, Vice President of the Company since 1993 and Senior Vice President of the Company since 2006. Mr. Wherry is a certified public accountant.

Grants of Plan Based Awards Table

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
John H. Sottile	—	115,455	230,910
Stephen R. Wherry	—	30,834	61,668
Robert L. Jones(2)

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s annual bonus plan based on performance for 2008. These amounts include both amounts classified as “Non-equity Incentive Plan Compensation” and amounts classified as “Bonus” on the summary compensation table. The breakdown of these classifications is detailed under Bonus and Non-Equity Incentive Compensation on page 13. The actual amounts that were paid in 2009 based on 2008 performance are shown in the Summary Compensation Table above in the columns titled “Bonus” and “Non-Equity Incentive Plan Compensation.”
(2)	Mr. Jones Non-Equity Incentive Plan award does not have a threshold or a maximum. His award is calculated as a percentage of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items.

OPTION EXERCISES IN 2008 AND YEAR-END OPTION VALUE

There were no stock options exercised by the Named Executive Officers during the year ended December 31, 2008, nor any outstanding options remaining as of the year ended December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2008, we have one equity compensation plan and it was previously approved by our security holders. Under this plan there are no outstanding options, warrants or rights and 315,000 shares available for future issuance. We do not have any equity compensation plans not previously approved by our security holders.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Benefits and Compensation Committee Report on Executive Compensation and the Report of the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

NARRATIVE DISCLOSURE TO EXECUTIVE COMPENSATION

Employee Benefit Agreements. As of December 31, 2008, the only Named Executive Officer who has an employment agreement with the Company is Mr. Sottile.

Beginning in 1989, the Company entered into Employee Benefit Agreements (each, a “Benefit Agreement”) with Messrs. Sottile, Jones and Wherry and certain employees of the Company. Under the terms of each Benefit Agreement, the Company owned life insurance policies that accumulated cash surrender value for the retirement of the employee, at age 65, while also providing a life insurance benefit for the employee. Under the terms of each Benefit Agreement, the Company was entitled to a refund of the lesser of the previously paid premiums or the cash surrender value of the insurance policy, either upon retirement of the employee, the death of the employee or upon the termination of the Benefit Agreement. In 2000, the Company terminated the Benefit Agreements to eliminate the annual insurance premium obligations. Although the Company does not anticipate making any further cash premium payments, the Company will continue to own the policies and has granted each employee the right to name the beneficiary for the death benefits in excess of premiums previously paid by the Company, less any outstanding loans.

On November 1, 2001, the Company entered into an amended and restated employment agreement with John H. Sottile. This agreement superseded the prior employment agreement dated January 15, 1985 and the employment agreement made by a subsidiary of the Company as of January 1, 1986, both as subsequently amended. This amended and restated employment agreement provided for an initial term for continuous employment until January 31, 2005, and shall be extended automatically for three months on the last day of each three-month period following the effective date, November 1, 2001. As of December 31, 2008, Mr. Sottile’s employment agreement provides for continuous employment until January 31, 2012. In accordance with the terms of his employment contract, effective January 1, 2009, Mr. Sottile’s base salary was scheduled to increase by an amount equal to the percentage increase over the preceding twelve months in the Consumer Price Index for all urban consumers (“CPI”). However, in light of the national economic conditions, Mr. Sottile elected to waive for 2009 the CPI increase and to further decrease his salary by five percent, which resulted in a decrease from $461,819 to $438,728. For 2010 and future years, the formula prescribed by the Employment Contract and the base figures will remain as determined in the Employment Agreement as though the waiver and the election for Mr. Sottile to decrease his 2009 salary had not been made. Without this waiver, Mr. Sottile’s revised base salary for 2009 would have been $462,241. For information on the compensation to be received by Mr. Sottile upon termination of his employment by the Company see discussion below under Compensation Upon Termination.

Base Salaries. Based upon the factors described in the Compensation Discussion and Analysis, beginning on page 7 of this Proxy, the Committee recommended to the Board of Directors and the Board of Directors approved an increase in the base salary of Mr. Jones from $134,176 to $150,000, effective March 16, 2009. Mr. Wherry’s annual base salary remains unchanged at $205,561 for 2009. In addition, as discussed above, effective January 1, 2009, Mr. Sottile requested that the board reduce his base salary during the 2009 fiscal year by five percent, which resulted in a revised base salary from $461,819 to $438,728.

Bonus and Non-Equity Incentive Compensation. Salaries for Named Executive Officers are set each year by the Committee. In addition, the Committee sets the specific criteria for bonuses and non-equity incentive compensation during the year. For 2008, Mr. Sottile’s non-equity incentive compensation and bonus awards were limited to a maximum of 50% of his base salary, and were dependent upon the following three factors: (1) a target increase in Goldfield’s share price of 20% in 2008 (25%); (2) a target improvement in Goldfield’s net income (loss) of 15% in 2008 (25%) and (3) his overall executive performance in 2008 (50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. The award related to factors (1) and (2) is classified as non-equity incentive compensation on the summary compensation table and the award related to factor (3) is classified as bonus on the summary compensation table. Mr. Wherry’s non-equity incentive compensation and bonus awards were limited to a maximum of 30% of his base salary, and were dependent upon the following two factors: (1) a target improvement in Goldfield’s net income (loss) of 15% in 2008 (50%) and (2) his overall executive performance in 2008 (50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. The award related to factor (1) is classified as non-equity incentive compensation on the summary compensation table and the award related to factor (2) is classified as bonus on the summary compensation table. For 2008, Mr. Jones’ non-equity incentive compensation award was calculated as 7.91% percent of the pre-tax earnings of one division of Southeast Power and 3.50% of the second division of Southeast Power, subject to adjustment for certain specified items, and was not dependent upon any other factors. The entire award is classified as non-equity incentive compensation on the summary compensation table.

COMPENSATION UPON TERMINATION

Mr. Sottile is the only Named Executive Officer with an employment contract as of December 31, 2008. Under Mr. Sottile’s employment contract, he will receive certain compensation in the event the Company terminates his employment without cause or if Mr. Sottile terminates his employment for good reason, which per the contract means (i) a material diminution of Mr. Sottile’s position or title or in the nature of his responsibilities, (ii) a successor fails to assume the contract, (iii) the Company materially breaches the contract, (iv) the relocation of Mr. Sottile or (v) a change in control of the Company. Specifically, in any of these events, Mr. Sottile is entitled to receive a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. In the event of his permanent disability, the Company may terminate Mr. Sottile’s employment upon at least thirty days advance written notice; in which case, he or his estate will then be entitled to receive a lump sum cash amount equal to one times his average W-2 compensation for the preceding five calendar years preceding the calendar year of his disability, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination.

If the Company had terminated Mr. Sottile’s employment without cause or if Mr. Sottile had terminated his employment for good cause on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $1,676,487, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination, times 2.999, and (2) a lump sum payment of $46,155 consisting of his accrued vacation and (3) continued health care benefits for three years following termination valued at approximately $41,301.

If the Company had terminated Mr. Sottile’s employment due to disability on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $559,015, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination, times one, (2) a lump sum payment of $46,155 consisting of his accrued vacation, (3) continued health care benefits for three years following termination valued at approximately $41,301 and (4) long-term disability insurance payments until age 65 of approximately $15,000 per month.

If Mr. Sottile’s employment was terminated due to death on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Sottile’s estate would have received the following benefits under his employment agreement: (1) a lump sum payment of $559,015, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination, times one, (2) a lump sum payment of $46,155 consisting of his accrued vacation, (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $41,301, (4) a lump sum payment of $50,000 in Company provided life insurance and (5) a lump sum payment of $2,610,360 in additional life insurance.

Messrs. Wherry and Jones do not have employment contracts, but each is eligible for certain benefits upon termination due to death or disability. If the Company had terminated Mr. Wherry’s employment due to disability on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Wherry would have received the following severance benefits: (1) a lump sum payment of $13,444 consisting of his accrued vacation, (2) a lump sum payment of $30,834, consisting of his current year Performance-Based Bonus and (3) long-term disability insurance payments until age 65 of approximately $13,900 per month. If the Company had terminated Mr. Jones’ employment due to disability on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Jones would have received the following severance benefits: (1) a lump sum payment of $10,401 consisting of his accrued vacation, (2) a lump sum payment of $68,755, consisting of his current year Performance-Based Bonus and (3) long-term disability insurance payments until age 65 of approximately $15,000 per month. If Mr. Wherry’s employment was terminated due to death on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Wherry’s estate would have received the following benefits: (1) a lump sum payment of $13,444 consisting of his accrued vacation, (2) a lump sum payment of $30,834, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $50,000 in Company provided life insurance and (4) a lump sum payment of $919,717 in additional life insurance. If Mr. Jones’ employment was terminated due to death on December 31, 2008, the last business day of the Company’s fiscal year, Mr. Jones’ estate would have received the following benefits: (1) a lump sum payment of $10,401 consisting of his accrued vacation, (2) a lump sum payment of $68,755, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $50,000 in Company provided life insurance and (4) a lump sum payment of $846,800 in additional life insurance.

AUDIT COMMITTEE REPORT AND FEE INFORMATION

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Each member of the Company’s Audit Committee meets the independence requirements set by the NYSE Amex. The Audit Committee members reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2008. The Audit Committee also discussed all the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees and Statement on Auditing Standards No. 114, The Auditor’s Communications with Those Charged with Governance, with the Company’s independent registered public accounting firm, KPMG LLP and solely among themselves. The Audit Committee received a written disclosure from KPMG LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with KPMG LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report to stockholders and that the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 be filed with the Securities and Exchange Commission.

Thomas E. Dewey, Jr., Chairman

Harvey C. Eads, Jr.

Danforth E. Leitner

Al M. Marino

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements included in the Form 10-K and the reviews of the quarterly financial statements included in the Form 10-Q for the years ended December 31, 2008 and 2007 were $159,100 and $142,500, respectively.

Audit-Related Fees

There were no assurance and related services rendered by KPMG LLP during the years ended December 31, 2008 or 2007.

Tax Fees

There were no professional tax services rendered by KPMG LLP during the years ended December 31, 2008 or 2007.

All Other Fees

There were no other fees billed by KPMG LLP during the years ended December 31, 2008 or 2007.

To safeguard the continued independence of the Company’s independent registered public accounting firm, the Audit Committee has established a policy which requires all audit and non-audit services, subject to a de minimis exception pursuant to SEC Regulation S-X Rule 2-01(c)(7)(i)(C), to be performed by the Company’s independent registered public accounting firm, to be pre-approved by the Audit Committee prior to such services being performed. The policy also prohibits the Company’s independent registered public accounting firm from providing any services which would impair the accounting firm’s independence. The Audit Committee has delegated the pre-approval authority to the Audit Committee Chairman, who may delegate pre-approval authority to one or more members of the Audit Committee. The Chairman or member(s) to whom authority is delegated is to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services.

All audit services performed by the Company’s independent registered public accounting firm during the year ended December 31, 2008 were approved by the Board of Directors following recommendation of such approval by the Audit Committee.

ADDITIONAL INFORMATION

The Company will pay the cost of soliciting proxies and will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by regular employees of the Company with no specific additional compensation to be paid for such services.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

2010 STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the 2010 Annual Meeting, stockholder proposals must be received by the Company no later than December 30, 2009, unless the Company changes the date of the 2010 Annual Meeting by more than 30 days from the date of this year’s meeting, in which case the

Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q. In addition, the Company’s Amended Bylaws, as amended, require timely advance written notice to the Company by any stockholder who intends to nominate a director to the Company’s Board of Directors, to present any proposal or to bring any business before any meeting of the stockholders of the Company. Notice will be considered timely for the 2010 Annual Meeting if it is received not earlier than February 3, 2010 and not later than March 5, 2010.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Goldfield proxy statement, annual report and other future stockholder mailings.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Goldfield stockholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. Goldfield shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.

Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (stockholders who own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.

By Order of the Board of Directors

Mary L. Manger

Secretary

Dated:

April 30, 2009

*        *        *

The Annual Report to Stockholders for the year ended December 31, 2008, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, which has been filed with the Securities and Exchange Commission is available without charge to those stockholders who would like more detailed information concerning the Company. If you would like a copy of the Form 10-K, please write to: The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. You may also obtain the Form 10-K and other recent filings with the Securities and Exchange Commission from its website, www.sec.gov.

Under new rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information as of the date the proxy materials are first sent to our stockholders at https://www.sendd.com/EZProxy/?project_id=152, which does not have “cookies” that identify visitors to the site: Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2008 Annual Report.

Additional information about the Company, including its Code of Ethics for its executive officers and Business Conduct policies for all of its officers, directors and employees, is available through the Company’s website at www.goldfieldcorp.com.

THE GOLDFIELD CORPORATION PROXY

Annual Meeting of Stockholders to be held on June 4, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Sottile and Mary L. Manger, and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Stockholders of The Goldfield Corporation to be held at the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, FL 32901 on June 4, 2009 at 9:00 a.m., and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting, all in accordance with the notice and accompanying proxy statement for said meeting, receipt of which is acknowledged. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.)

This proxy, when properly executed, will be voted in the manner directed herein, or if returned executed with no direction given, will be voted in accordance with the recommendations of the Board of Directors.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF

THE GOLDFIELD CORPORATION

June 4, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL;

The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2008 Annual Report are available at –

https://www.sendd.com/EZProxy/?project_id=152

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

Your Board of Directors recommends a vote FOR all nominees for director listed below.

If no direction is given, the proxy will be voted FOR all nominees for director listed below.

1.	ELECTION OF DIRECTORS

Nominees:
	❑ FOR ALL NOMINEES	{ } Thomas E. Dewey, Jr.
{ } Harvey C. Eads, Jr.
	❑ WITHHOLD AUTHORITY	{ } John P. Fazzini
	FOR ALL NOMINEES	{ } Danforth E. Leitner
{ } Al Marino
	❑ FOR ALL EXCEPT	{ } Dwight W. Severs
	(see instructions below)	{ } John H. Sottile
To cumulate votes, place the number of votes for a nominee on the line provided after the nominee’s name.

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and place an X in the bracket next to each nominee you wish to withhold, as shown here: {X}

2

Your Board of Directors recommends a vote FOR Proposal 2.

If no direction is given, the proxy will be voted FOR Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

NOTE:	In their discretion, the proxies named on the reverse side are authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder                                 Date                      Signature of Stockholder                                 Date

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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